Exhibit 99.1

IntelGenx Announces Up to Approximately US$3 Million Equity Offering of Common Stock and Warrants

SAINT LAURENT, QUEBEC -- (Marketwire – June 3, 2011) -- IntelGenx Technologies Corp. (TSX-V:IGX) (OTC.BB:IGXT) (the “Company” or “IntelGenx”) today announced that it has entered into a definitive securities purchase agreement with institutional investors for the issuance and sale in a private placement transaction (the “US Private Offering”) of 2,482,536 shares of common stock (the "Common Stock") at a per share purchase price of US$0.67, and three-year warrants (the "Warrants") to purchase up to 1,241,268 shares of common stock at an exercise price of US$0.74 per share, for aggregate gross proceeds of approximately US$1.6 million.

In addition, the Company intends to enter into a definitive subscription agreement solely with Canadian investors for the issuance and sale in a concurrent private placement transaction (the “Canadian Private Offering”) of up to an additional US$1.5 million in Common Stock and Warrants under the same terms and conditions as the US Private Offering.

The Company expects to receive aggregate gross proceeds from the US and Canadian Private Offerings of up to approximately US$3 million, before deducting offering expenses. The Company intends to use the net proceeds from the sale of the Common Stock and Warrants pursuant to the US and Canadian Private Offerings for general corporate purposes.

A resale registration statement relating to the Common Stock and the shares of common stock issuable upon exercise of the Warrants pursuant to the US and Canadian Private Offerings shall be filed with the Securities and Exchange Commission ("SEC") within 20 days of closing of the offerings.

The US and Canadian Private Offerings are expected to close on or about June 17, 2011, subject to the satisfaction of customary closing conditions.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in the US and Canadian Private Offerings. The securities offered have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act of 1933, as amended.

About IntelGenx:

IntelGenx is a drug delivery company focused on the development of oral controlled-release products as well as novel rapidly disintegrating delivery systems. IntelGenx uses its unique multiple layer delivery system to provide zero-order release of active drugs in the gastrointestinal tract. IntelGenx has also developed novel delivery technologies for the rapid delivery of pharmaceutically active substances in the oral cavity based on its experience with rapidly disintegrating films. IntelGenx' research and development pipeline includes products for the treatment of pain, hypertension, erectile dysfunction, sleep disorders, allergies and depressive disorders. More information is available about the company at www.intelgenx.com.

Forward Looking Statements:

This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K for the fiscal year ended December 31, 2010, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Each of the TSX Venture Exchange and OTC Bulletin Board has neither approved nor disapproved the contents of this press release.